Exhibit 99.7

Consent of Director

IAC/InterActiveCorp (the “Company”) and IAC Holdings, Inc. are filing a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  I hereby, consent, pursuant to Rule 438 of the Securities Act, to being named as a member of the board of directors of the Company in the Registration Statement and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, effective following the completion of the separation of the businesses of Match Group, Inc. from the remaining businesses of the Company, as contemplated in the Registration Statement. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments related thereto.

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IN WITNESS WHEREOF, the undersigned has executed this consent as of February 12, 2020.

/s/ Thomas J. McInerney
Thomas J. McInerney

[Signature Page to Consent]